Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paulita M. LaPlante, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of Optical Sensors Incorporated on Form 10-QSB for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Optical Sensors Incorporated.

November 8, 2006

By:	/s/ Paulita M. LaPlante
Name:	Paulita M. LaPlante
Title:	Chief Executive Officer

I, Roberta L. Dircks, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of Optical Sensors Incorporated on Form 10-QSB for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Optical Sensors Incorporated.

November 8, 2006

By:	/s/ Roberta L. Dircks
Name:	Roberta L. Dircks
Title:	Vice President of Finance and Administration and
Chief Financial Officer